Exhibit 10.5(d)

PHD GROUP HOLDINGS LLC

2014 EQUITY INCENTIVE PLAN

CLASS A UNIT OPTION AGREEMENT

(TIME AND PERFORMANCE VESTING)

This Option is granted by PHD Group Holdings LLC, a Delaware limited liability company (the “Company”), to [Name of Participant] (the “Participant”), pursuant to this Class A Unit option agreement (the “Agreement”) and the Company’s 2014 Equity Incentive Plan (the “Plan”). All capitalized terms not otherwise defined herein shall have the meaning provided in the Plan.

1.

Grant of Option. The Company hereby grants to the Participant, on [date] (the “Date of Grant”), the right and option to purchase, in whole or in part, on the terms provided herein and in the Plan, a total of [•] Class A Units, subject to adjustment as set forth in the Plan. The exercise price of the Option shall be [$•][1] per Class A Unit (the “Option Price”), which is not less than the Fair Market Value of the Class A Units on the Date of Grant. The Option is granted pursuant to and is governed in all respects by the Plan. The term “Reference Date” as used herein shall mean [date].

2.	Vesting; Termination of Employment.

(a)

Subject to the earlier termination or cancellation of the Option as set forth herein or in the Plan, the Option shall be eligible to vest and become exercisable under Section 2(b) hereof upon achievement of the time-vesting condition described in this Section 2(a) (the “Time Condition”).

(i)

The Time Condition shall be achieved with respect to twenty percent (20%) of the Class A Units subject to the Option on each of the first, second, third, fourth and fifth anniversaries of the Reference Date, such that the Time Condition shall be achieved with respect to 100% of the Class A Units subject to Option on the fifth anniversary of the Reference Date.

(ii)

In the event of a Sale Transaction, the Class A Units subject to the Option, to the extent they have not then met the Time Condition, shall be deemed to have met the Time Condition with respect to 100% of the Class A Units subject to the Option.

(b)	Any Class A Units subject to the Option shall vest and become exercisable as follows:

(i)

On each date that members of the Berkshire Owner Group receive Proceeds (each such date, a “Determination Date”), a determination shall be made as to whether any portion of the Option is vested and exercisable with respect to a number of Class A Units. The final Determination Date of all such determinations shall be (A) a Common Sale (other than upon or after an IPO) or Sale Transaction, in any case, after which the Berkshire Owner Group holds less than ten percent (10%) of the Acquired Class A Units or (B) that date which is thirty (30) consecutive trading days following the date on which all of the Acquired Class A Units become freely tradable after an IPO and no restrictions exist (due to any Market Limitation, contract or other restriction at law) that

[1]	Will be FMV

would prohibit or limit the Acquired Class A Units from being sold in the public markets after an IPO (such date, the “Final Determination Date”). For purposes of this Agreement, “Market Limitation” means insufficient trading liquidity for Acquired Class A Units to be efficiently sold through the principal securities exchange or market on which the Class A Units are listed or posted for trading or quoted, which will be deemed to exist if the average monthly trading volume of the Class A Units is less than two (2) times the average number of Acquired Class A Units outstanding, each calculated as of the most recently ended month.

(ii)

Subject to Section 2(b)(v) hereof, if a Determination Date other than a Final Determination Date occurs, the portion of the Option that shall become vested and exercisable shall be in respect of the total number of Class A Units multiplied by the IRR Percentage (as defined below), where the Internal Rate of Return used to calculate such IRR Percentage is the overall aggregate Internal Rate of Return on the total amount of the Berkshire Equity Investment with the Proceeds for the purpose of determining such Internal Rate of Return being the Proceeds actually received by the Berkshire Owner Group on or prior to such Determination Date (including in the Common Sale or Sale Transaction triggering the Determination Date, and after giving effect to any dilution from the vesting of any Options outstanding under the Plan).

(iii)

Subject to Section 2(b)(v) hereof, if a Final Determination Date occurs as a result of an event set forth in Section 2(b)(i)(A), the portion of the Class A Units subject to the Option that shall become vested and exercisable shall be the total number of Class A Units multiplied by the IRR Percentage, where the Internal Rate of Return used to calculate such IRR Percentage is the overall aggregate Internal Rate of Return on the total amount of the Berkshire Equity Investment with the Proceeds for the purpose of determining such Internal Rate of Return being the sum of (A) the Proceeds actually received by the Berkshire Owner Group on or prior to such Final Determination Date (including in the Common Sale or Sale Transaction triggering the Final Determination Date, and after giving effect to any dilution from the vesting of any Options outstanding under the Plan) and (B) the Fair Market Value of the retained Acquired Class A Units as if such Acquired Class A Units were sold for cash.

(iv)

Subject to Section 2(b)(v) hereof, if a Final Determination Date occurs as the result of an event set forth in Section 2(b)(i)(B), the portion of the Class A Units subject to the Option that shall become vested and exercisable shall be the total number of Class A Units multiplied by the IRR Percentage, where the Internal Rate of Return used to calculate such IRR Percentage is the overall aggregate Internal Rate of Return on the total amount of the Berkshire Equity Investment, with the Proceeds for the purpose of determining such Internal Rate of Return being equal to the sum of (A) (x) the total number of Acquired Class A Units then held immediately after giving effect to the applicable transactions triggering such Final Determination Date multiplied by (y) the average closing bid price of the Class A Units as reported on the principal securities exchange in the United States and/or Canada on which such Class A Units are listed or posted for trading or as quoted on Nasdaq, for the thirty (30) consecutive trading days commencing on the date following the date on which such Class A Units becomes freely tradable and no restrictions (due to any Market Limitation, contract or other restriction at law) exist which prohibit or limit the Acquired Class A Units from being sold to the public (the “Average Closing Price”), plus (B) the aggregate Proceeds actually received by the Berkshire Owner Group on or prior to such Final Determination Date (including in the Common Sale or Sale Transaction triggering the Final Determination Date, and, in each case, after giving effect to any dilution from the vesting of any Options outstanding under the Plan).

(v)

Notwithstanding the foregoing, no portion of the Class A Units subject to the Option shall become vested and exercisable under this Section 2 unless upon the applicable Determination Date the Berkshire Owner Group has received on or prior to such Determination Date aggregate Proceeds equal to or greater than two times (2.0x) the aggregate amount of the Berkshire Equity Investment, and for greater certainty, (1) in the case of a Final Determination Date that occurs under Section 2(b)(i)(A), the aggregate Proceeds for the purposes of this Section 2 shall include the Fair Market Value of any retained Acquired Class A Units as if such Acquired Class A Units were sold for cash, and (2) in the case of a Final Determination Date that occurs under Section 2(b)(i)(B) the aggregate Proceeds for the purposes of this Section 2 shall include an amount equal to (A) the total number of Acquired Class A Units then held immediately after giving effect to the applicable transaction(s) triggering such Final Determination Date, multiplied by (B) the Average Closing Price as of such Final Determination Date.

(vi)	The conditions specified in clauses (ii)-(v) above are each referred to as a “Performance Condition”.

(c)

The portion of the Option that has satisfied the Time Condition and the applicable Performance Condition is hereinafter referred to as the “Vested Portion”. The portion of the Option that is not a Vested Portion shall be referred to as the “Unvested Portion”.

(d)

If (i) the Participant’s Employment is terminated (A) for Cause, (B) due to the Participant’s resignation after an inquiry by the Board as to the existence of Cause has been initiated and the Board determines that Cause existed as of the date of such resignation, or (C) due to the Participant’s resignation at a time when Participant has committed acts or omissions that would constitute Cause, (ii) the Participant’s Employment is terminated due to the Participant’s resignation other than for Good Reason prior to the fifth anniversary of the Reference Date, or (iii) the Participant violates any Restrictive Covenant, then both the Vested Portion and Unvested Portion shall be automatically terminated and cancelled effective on the earliest of the date the Participant’s Employment is terminated for Cause or due to the Participant’s resignation other than for Good Reason, or the date the act or omission constituting Cause or a violation of any Restrictive Covenant is determined to have occurred, as applicable, without payment of consideration therefor.

(e)

Upon termination of the Participant’s Employment due to the Participant’s death or Disability, without Cause, due to the Participant’s resignation for Good Reason, or due to the Participant’s resignation without Good Reason on or after the fifth anniversary of the Reference Date, the portion of the Option that has satisfied the Time Condition but not the applicable Performance Condition shall remain outstanding until the Final Determination Date. At the Final Determination Date, the portion of such Option that becomes exercisable shall be cancelled for an amount equal to (i) the excess of (A) the aggregate Fair Market Value of the Class A Units underlying such portion of the Option as of the date of termination of the Participant’s Employment, over (B) the aggregate Option Price of such portion of the Option, or, if lesser, (ii) the excess of (A) the aggregate Fair Market Value of the Class A Units underlying such portion of the Option as of the Final Determination Date, over (B) the aggregate Option Price of such portion of the Option; provided, that, in the event that the Participant violates any Restrictive Covenant, such portion of the Option shall be automatically terminated and cancelled effective on the date of such violation without payment or consideration therefor.

(f)

Notwithstanding anything to the contrary in Section 7.9(c)(i) of the LLC Agreement, in the event that the Participant resigns without Good Reason on or after the fifth anniversary of the Reference Date, the Repurchase Price (as defined in the LLC Agreement) shall be the Deemed Liquidation Value (as defined in the LLC Agreement) of the Participant’s Repurchase Securities (as defined in the LLC Agreement).

(g)

Subject to Section 2(e) hereof, upon termination of the Participant’s Employment, the Unvested Portion of the Option shall automatically be cancelled without payment of consideration therefor, and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 4(a) (other than as described in Section 2(d)). Subject to Section 2(e) hereof, upon termination of the Participant’s Employment, the Participant, by the Participant’s execution of this Agreement, shall be deemed to have (i) agreed that the Unvested Portion of the Option shall be forfeited as of the time of termination, and shall not vest during any severance period or common law reasonable notice of termination, regardless of the reason for termination including, without limitation, a termination of the Participant’s Employment without Cause, and (ii) irrevocably waived any and all rights to a claim for such Class A Units subject to the Option or other compensation in lieu of such Class A Units subject to the Option.

(h)

Subject to Section 2(e) hereof, on the Final Determination Date, any Unvested Portion shall be automatically cancelled effective on the Final Determination Date without payment or consideration therefor.

(i)

Notwithstanding anything to the contrary in this Agreement, the amount of distributed proceeds relating to the sale-leaseback transaction, as described in the Purchase and Sale Agreement, dated as of November 24, 2014, by and among Portillo’s Hot Dogs, LLC, Richport Holdings, LLC, Portillo’s Food Service, LLC and Richport Property, LLC, shall be excluded from the “Berkshire Equity Investment” and “Proceeds” for purposes of the calculation of the Performance Condition set forth in Section 2(b)(v) above.

3.	Definitions. As used herein, the following terms shall have the meanings set forth below:

(a)

“Acquired Class A Units” shall mean the aggregate number of Class A Units in the capital of the Company acquired by members of the Berkshire Owner Group on or prior to the time of any determination on any Determination Date, or any other securities or equity interests into which such units shall be converted or exchanged pursuant to an amalgamation, arrangement, merger, business combination, recapitalization or other transaction, without giving effect to any reduction resulting from any Common Sale or Sale Transaction.

(b)

“Berkshire Equity Investment” shall mean, at any Determination Date, the aggregate consideration paid by the members of the Berkshire Owner Group to acquire the Acquired Class A Units, or in respect of the Acquired Class A Units in the form of a capital contribution or otherwise, from time to time, without giving effect to any reduction resulting from any Common Sale or Sale Transaction.

(c)

“Common Sale” shall mean one or more transactions in which any member of the Berkshire Owner Group, directly or indirectly, sells or otherwise transfers for value, or causes to be sold or transferred for value, the direct or indirect beneficial ownership of any or all of the Acquired Class A Units to any Person other than to any other member of the Berkshire Owner Group.

(d)

“Internal Rate of Return” shall mean an annual pre-tax internal rate of return calculated on a basis consistent with that used by the members of the Berkshire Owner Group in calculating gross internal rate of return for their respective purposes and by taking into account (i) the date or dates of payment by the members of the Berkshire Owner Group for or in respect of securities in the Company Group, (ii) the date or dates on which the members of the Berkshire Owner Group receive or are deemed to have received Proceeds, and (iii) the amounts of such Proceeds.

(e)	“IRR Percentage” shall mean:

(i)	if the Internal Rate of Return is less than 20%, then the IRR Percentage is 0%;

(ii)

if the Internal Rate of Return is greater than or equal to 20% and less than 25%, then the IRR Percentage is (x) the difference between the Internal Rate of Return and 20% (which difference is expressed as a percentage), divided by (y) 5%; and

(iii)	if the Internal Rate of Return is greater than or equal to 25%, then the IRR Percentage is 100%.

(f)

“Proceeds” shall mean the sum of (i) the actual net proceeds received by members of the Berkshire Owner Group for Acquired Class A Units in all Common Sales and Sale Transactions after deducting all Unreimbursed Expenses, and (ii) any distributions, reduced by the amount of any taxes paid by the Blocker Corporation (as defined in the LLC Agreement) which are attributable to income and gain allocated to the Blocker Corporation by the Company, received by any member of the Berkshire Owner Group in respect of the Acquired Class A Units; provided, that, in no event shall “Proceeds” include the receipt by any member of the Berkshire Owner Group of (A) closing fees, investment banking fees, or similar fees, and (B) any expenses or other reimbursements and fees under any advisory services agreement, management agreement or otherwise including, without limitation, any indemnification payments. For purposes of this definition, all non-cash proceeds received by any member of the Berkshire Owner Group shall be valued at the Fair Market Value of such proceeds; provided, that, escrows, purchase price adjustments, and any other forms of contingent consideration shall not be treated as Proceeds until reduced to cash.

(g)

“Unreimbursed Expenses” shall mean unreimbursed expenses incurred or to be incurred by any member of the Berkshire Owner Group in connection with such Common Sale and/or Sale Transaction, including all costs, expenses and fees of third-party advisors, including accountants, lawyers, consultants and financial advisors.

4.	Exercise of Option.

(a)	Period of Exercise.

(i)	Subject to Sections 4(a)(ii) through (iii), the Participant may exercise all or any part of the Vested Portion at any time prior to the tenth (10th) anniversary of the Date of Grant.

(ii)

In the case of termination of the Participant’s Employment due to the Participant’s death or Disability, subject to any provisions of the Plan and this Agreement to the contrary, the Participant (or the Participant’s heir or legatee, if applicable) may exercise all or any part of the Vested Portion at any time prior to the earliest to occur of (A) the tenth (10th) anniversary of the Date of Grant, and (B) the one hundred eightieth (180th) day following the date of Participant’s termination of Employment due to death or Disability, as applicable.

(iii)

In the case of termination of the Participant’s Employment for any reason other than as described in Section 2(d), or due to the Participant’s death or Disability, subject to any provisions of the Plan and this Agreement to the contrary, the Participant may exercise all or any part of the Vested Portion at any time prior to the earlier to occur of (A) the tenth (10th) anniversary of the Date of Grant, and (B) the ninetieth (90th) day following the date of termination.

(b)	Method of Exercise.

(i)

Subject to Section 4(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office a properly completed exercise notice in the form attached hereto as Exhibit A, which shall specify the number of Class A Units for which the Option is being exercised (the “Purchased Class A Units”). The exercise notice shall be accompanied by payment in full of the Option Price made by cash or check, at the election of the Participant, or by such other means as are permitted by the Administrator in its sole discretion. The Participant shall not have any rights to distributions or other rights of a unitholder with respect to Class A Units subject to the Option until the Participant has submitted to the Company a properly completed exercise notice and paid in full for such Class A Units, satisfied any applicable withholding requirements and, if applicable, satisfied any other conditions imposed by the Administrator or pursuant to the Plan or this Agreement.

(ii)

Upon the Administrator’s determination that the Option has been validly exercised as to any of the Purchased Class A Units, that the Participant has paid in full for such Purchased Class A Units as provided for in Section 4(b)(i) hereof, and that the Participant has satisfied any applicable withholding requirements with respect to such Purchased Class A Units, the Company shall issue certificates in the Participant’s name for such Purchased Class A Units.

(iii)

As a condition to the exercise of the Option, the Participant shall execute a joinder Agreement pursuant to which the Participant shall become fully bound by the terms set forth in the LLC Agreement, unless the Administrator determines otherwise or unless the Participant is already a party to the LLC Agreement.

(iv)

Each married Participant shall obtain the consent of such Participant’s spouse to evidence such spouse’s consent to be bound by the terms and conditions of this Agreement and the LLC Agreement as to their interest, whether as community property or otherwise, if any, in the Class A Units owned by such Participant.

(c)

Section 83(b) Election Required. As a condition subsequent to the issuance of Class A Units upon exercise of the Option, within thirty (30) days following such exercise, the Participant shall make an election pursuant to Section 83(b) of the Code, substantially in the form attached hereto as Exhibit B, concerning such issued Class A Units and shall be required to file promptly a copy of such election with the Company.

5.	Restrictive Covenants.

(a)

Confidentiality. The Participant recognizes that the services to be performed by the Participant are special, unique and extraordinary in that, by reason of the Participant’s Employment, the Participant will acquire, certain Confidential Information of the Company or its Affiliates, the use or disclosure of which could cause the Company or its Affiliates substantial losses and damages which could not be readily calculated and for which no remedy at law would be adequate. In consideration of the Option granted to the Participant hereunder, from the Date of Grant and at all times thereafter, the Participant shall maintain in strict confidence and not disclose to third parties or use in any task, work or business (except on behalf of the Company) any proprietary or Confidential Information regarding the Company and/or the Participant’s work with the Company, including without limitation, methods of operation, customer lists, products, prices, fees, costs, technology, formulas, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary information (“Confidential Information”). The Participant and the Company acknowledge that the Company would not grant the Option hereunder or provide the Participant with access to its Confidential Information without the covenants and promises contained in this paragraph. Notwithstanding the foregoing restrictions, the Participant may disclose any Confidential Information to the extent required by an order of any court or other governmental authority, but in each case only after the Company has been so notified and has had the opportunity, if possible, to obtain reasonable protection for such information in connection with such disclosure.

(b)

Survival. It is the desire and intent of the parties to this option Agreement that the provisions of this Section 5 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Section 5 shall be adjudicated to be invalid or unenforceable, this Section 5 shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

(c)

Participant acknowledges and agrees that the restrictive covenants contained in this Section 5 are in consideration of the promises and covenants contained in this Agreement, including but not limited to the grant of the Option pursuant to the terms of this Agreement and the Plan, the provision to Participant of access to the Company’s goodwill and Confidential Information, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Participant.

(d)

The parties recognize that the performance of the obligations under this Section 5 by the Participant is special, unique and extraordinary in character, and that in the event of the breach by the Participant of the terms and conditions of this Section 5 to be performed by Participant, the Company shall be entitled, if it so elects, to obtain damages for any breach of this Section 5 or to enforce the specific performance thereof by the Participant.

6.

Withholding. Whenever Purchased Class A Units are to be issued, the Administrator shall have the right to require the Participant to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the Purchased Class A Units and the delivery of any certificate or certificates for such Purchased Class A Units. The Administrator shall also have the right to withhold from any issuance of Purchased Class A Units or other amounts payable to a Participant hereunder such amount as is necessary to satisfy any withholding obligations.

7.

Non-transferability of Option. The Option and the Participant’s other rights and obligations under the Plan and this Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant without the prior written consent of the Company otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company or any of its Affiliates unless the Administrator shall have been furnished with written notice thereof and a copy of such evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.

8.

Effect on Employment. Neither the granting of the Option evidenced hereby, nor the issuance of Class A Units upon exercise of this Option, nor this Agreement shall impose any obligation on the Company or its Affiliates to continue the Employment of the Participant, nor shall it lessen or affect the Company’s or its Affiliates’ rights to terminate the Employment of such Participant at any time or discipline such Participant at any time.

9.

Legend on Certificates. If the Purchased Class A Units are certificated, such certifications shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission or other securities regulatory authority, or any stock exchange upon which such Purchased Class A Units are listed, and any applicable federal or state laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.

Securities Laws. Upon the acquisition of any Purchased Class A Units, the Participant will make or enter into such written representations, warranties and agreements as the Administrator may reasonably request in order to comply with applicable securities laws or with this Agreement.

11.

Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.

Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given when delivered by hand, upon electronic confirmation of receipt by email, or one (1) business day after sending by nationally reputable overnight delivery service, to the respective addresses of the parties set forth below:

For notices and communications to the Company to:

with a copy (which alone shall not constitute notice) to:

Berkshire Partners LLC

Attention:

Email:

and a further copy (which alone shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael Nissan

Email: michael.nissan@weil.com

Weil, Gotshal & Manges LLP

100 Federal Street

Boston, MA 02110

Attention: Shayla Harlev

Email: Shayla.Harlev@weil.com

and to the Participant at the address appearing in the most recent personnel records of the Company or an Affiliate, as applicable, for the Participant or to either party hereto at such other address as either party may hereafter designate in writing to the other.

13.

Choice of Law. This Agreement (including, without limitation, the validity, construction, effect or performance hereof or thereof and any remedies hereunder or thereunder or related hereto or thereto) and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, performance or breach of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provisions (whether Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

14.

Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15.	Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.	Headings. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

17.

Entire Agreement. This Agreement, together with the Exhibits hereto, the 2014 PHD Group Holdings LLC Equity Incentive Plan and the LLC Agreement, set forth the entire understanding of the parties, and as of the Date of Grant supersede all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof and thereof; provided, however, that this Section 17 is not intended to and shall not supersede any Restrictive Covenants, and such Restrictive Covenants shall also remain in full force and effect pursuant to the terms thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

PHD GROUP HOLDINGS LLC

Per:
Name:
Title:

Agreed and acknowledged as of the Date of Grant:

(name)

EXHIBIT A

Class A Unit Option Plan Exercise Notice Form

I, ______________________________________________ hereby exercise the Option to purchase ___________________ class A units (“Class A Units”) of PHD Group Holdings LLC, a Delaware Limited Liability Company (the “Company”) at a purchase price of $_________________ per Class A Unit. This Exercise Notice is delivered in respect of the Option to purchase ________________ Class A Units of the Company that was granted to me on ___________________________ pursuant to the Option Agreement entered into between the Company and me. In connection with the foregoing, I enclose cash, a check, or evidence of a wire transfer payable to the Company in the amount of $________________ as full payment for the Class A Unit to be received upon exercise of the Option.

Date	Participant’s Signature

EXHIBIT B

FORM OF 83(b) ELECTION

Section 83(b) Election

The undersigned taxpayer hereby elects, pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

TAXPAYER’S NAME: _____________________________________________

TAXPAYER’S SOCIAL SECURITY NUMBER: __________________________

ADDRESS: ______________________________________________________

TAXABLE YEAR: Calendar Year 20__

2.	The property which is the subject of this election is __________ units of Class A Common Units of PHD Group Holdings LLC.

3.	The property was transferred to the undersigned on [Insert date of exercise of Option].

4.

The property is subject to the following restrictions: The Class A Units may be repurchased by PHD Group Holdings LLC in connection with the termination of employment in the amount equal to either (i) the lower of cost or fair market value in the case of a termination for Cause or a resignation without Good Reason prior to the fifth anniversary of the reference date set forth in the award agreement or (ii) the fair market value in the case of any other termination, including resignation without Good Reason on or after the fifth anniversary of the reference date set forth in the award agreement.

5.

The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $_______ per unit x ________ units = $___________.

6.	For the property transferred, the undersigned paid $______ per unit x _________ units = $______________.

7.	The amount to include in gross income is $______________. [The result of the amount reported in Item 5 minus the amount reported in Item 6.]

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Dated: __________________

Taxpayer